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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Applica Corporation:

    We consent to the use of our report on the financial statements of Applica Corporation as of December 31, 1998 and from September 24, 1998 (inception) through December 31, 1998 dated June 30, 1999 included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG LLP

Boston, Massachusetts
February 28, 2000